EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the following:

(i) the joint filing on behalf of each of them of a statement on Schedule 13D (including subsequent amendments thereto) with respect to Common Shares, par value 0.01 Danish Kroner per share of Torm A/S, and

(ii) the inclusion of this Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 8th day of November, 2012.

Nordea Bank AB (publ)

By: /s/ Lotte Dueholm

Name: Lotte Dueholm

Title: CLO

By: /s/ Jes Herbert

Name: Jes Herbert

Title: Senior Legal Counsel

Nordea Bank Danmark A/S

By: /s/ Jesper Stahl

Name: Jesper Stahl

Title: V.P.

By: /s/ Jens Hestbech

Name: Jens Hestbech

Title: V.P.

Nordea Bank Finland Plc

By: /s/ Jesper Stahl

Name: Jesper Stahl

Title: V.P.

By: /s/ Jens Hestbech

Name: Jens Hestbech

Title: V.P.